AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) Altisource Asset Management Corporation AUGUST 24, 2022 TICKER: (AAMC)

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) Business Model Update • Capital “Lite” business model • When business is normalized expect to sell the majority, if not all, of originated and acquired loans on a weekly basis to reduce principal risk • In discussions with multiple investors for initial sales of current portfolio • Consistent with Capital Lite, we have no intention of growing corporate overhead • Personnel growth will occur commensurate with the demand for our product. Closed Loan / Correspondent Originations - Wholesale Originations - Direct-to-Borrower 150-250 bps 350-400 bps 400-550 bps Targeted revenue per loan sold Following are margins we are seeing in the market today for these products:

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 2 Forward Looking Statements This Business Model Update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans, including its ability to sell loans, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses and to make them successful or sustain the performance of any such businesses, our ability to purchase, originate and sell loans, market and industry conditions, particularly with respect to industry margins for loans products we may purchase, originate or sell, our ability to hire employees and the cost of hiring such employees; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive. The statements made in this Business Model Update are current as of today’s date only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.